As filed with the Securities and Exchange Commission on December ___, 2000.
                                              Registration No. 333-_________
----------------------------------------------------------------------------

                   U. S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
             -------------------------------------------------------
                            BAYLOR INDUSTRIES, INC.
                 ----------------------------------------------
                 (Exact name of registrant as specified in its charter)

            NEVADA                    2834               76-0639842
-------------------------------  -----------------    ------------------
(State or other Jurisdiction of  (Primary Standard    I.R.S. Employer
Incorporation or Organization)   Industrial           Identification No.)
                                 Classification
                                 Number

                          14601 Bellaire Blvd.
                      Suite 338, Houston, TX 77083
            ----------------------------------------------
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and principal place of business)

                            Candace J. Sherman
                         Chief Executive Officer
                    14601 Bellaire Blvd., Suite 338
                            Houston, TX 77083
                             (281) 564-6418
        ---------------------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                             Thomas C. Cook, Esq.
                      Thomas C. Cook & Associates, Ltd.
                      3110 S. Valley View Suite #106
                         Las Vegas, Nevada  89102
                              (702) 876-5941

Approximate date of proposed commencement of sale to the public: As soon as practicable after the Registration Statement becomes effective.

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
                     -------------------------------------
========================================================================
TITLE OF EACH                                PROPOSED
CLASS OF                         PROPOSED    MAXIMUM
SECURITIES         AMOUNT        OFFERING    AGGREGATE     AMOUNT OF
TO BE              TO BE         PRICE PER   OFFERING      REGISTRATION
REGISTERED         RESISTERED    SHARE(1)    PRICE(1)      FEE(2)
[S]                [C]           [C]         [C]           [C]
Common stock
$0.001 par value   3,000,000     $0.025

TOTAL              3,000,000     N/A         $75,000       $19.80
========================================================================


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 (o) under the Securities Act of 1933 (the "Securities Act").

(2) Paid herein by electronic transfer

        The registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Acts of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


PROSPECTUS                  Subject to Completion; Dated January ______, 2001

The information in this prospectus is subject to completion or amendment.
We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

                            BAYLOR INDUSTRIES, INC.

                                   PROSPECTUS

This is an initial public offering of up to 3,000,000 shares of our common stock. we will be selling our shares on a "best efforts" basis. The shares will be sold by our officers and directors. No one has agreed to buy any of our shares, and there is no assurance that any sales will be made. Even if not all, or very few, of the 3,000,000 shares are sold, we will not refund any payments for the shares. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. The offering will remain open until June 30, 2001, unless we decide to cease selling efforts prior to this date

     Prior to this offering there has been no public market for the trading of the shares, and it is possible that no such market will develop or trading will commence for a substantial period of time after the closing of this offering. We expect one or more brokers to trade our shares and to apply for the approval of the shares for quotation on the NASDAQ Bulletin Board, but there is no assurance that we will be able to secure such listing. The price of the shares has been determined solely by us, and does not bear any direct relationship to our assets, operations, book value or other established criteria of value.
                            ------------------------

INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS CONTAINED IN THIS PROSPECTUS BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


========================================================================
                     SHARES      PRICE TO   SELLING          PROCEEDS TO
                     OFFERED     PUBLIC(1)  COMMISSIONS(2)   COMPANY(3)

Per share
Max. Share Amount    3,000,000   $0.025     $   0.00         $ 75,000

=========================================================================

(1) Does not include offering costs, including filing, printing, legal, accounting, transfer agent fees estimated at $4,000.

(2) We are offering for sale 3,000,000 shares of common stock, at a purchase price of $0.025 per share. The shares shall be sold exclusively by our sole officer and director according to the safe harbor provisions of Rule 3a4(1) of the Securities Exchange Act of 1934.

Under SEC Rule 3a51-1(d) under the Exchange Act, the securities we are offering constitute penny stocks, and as such, certain sales restrictions apply to these securities. Up to 80% of the offering may be purchased by our officer/director and current shareholder or any of her affiliates or associates. No public market currently exists for our common stock. No public market may ever develop. Even if a market develops, you may not be able to sell your shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


             The date of this prospectus is December __, 2000

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.


                                 TABLE OF CONTENTS
                                 -----------------

Our Company...........................................................5


SUMMARY...............................................................5


RISK FACTORS..........................................................6


MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION..............11


USE OF PROCEEDS......................................................12


DILUTION.............................................................14


BUSINESS.............................................................15


MANAGEMENT...........................................................22


INDEMNIFICATION .....................................................24


PLAN OF DISTRIBUTION/SELLING SECURITY HOLDERS........................26


SHARES ELIGIBLE FOR FUTURE SALE......................................26


PRINCIPAL SHAREHOLDER................................................26


DESCRIPTION OF SECURITIES ...........................................27


THE OFFERING.........................................................28


LEGAL PROCEEDINGS....................................................28


LEGAL MATTERS........................................................28


FINANCIAL STATEMENTS.................................................30

                               PROSPECTUS SUMMARY
                               ------------------

Because this is only a summary, it does not contain all the information that may be important to you. You should read the entire prospectus, specially "Risk Factors," beginning on Page 6, and the Consolidated Financial Statements and Notes, before deciding to invest in our common stock.


                                   OUR COMPANY

Baylor Industries, Inc., is a startup company that plans to market, develop and contract to manufacture generic prescription pharmaceutical products. We hope to develop a generic pharmaceutical product, using an FDA-approved contract laboratory and contract manufacturing facilities. We hope to obtain an Abbreviated New Drug Application (ANDA) for our generic pharmaceutical product. We have limited ourselves to the development of one product; however, this does not preclude us from seeking other product opportunities.

Our executive offices are located at 14601 Bellaire Blvd., Suite 338,
Houston, TX 77083. Our phone number is (281) 564-6418. We were incorporated in
March 1999 under the laws of the State of Nevada.


                                      SUMMARY

We are selling 3,000,000 shares of our common stock. We are not registering for sale any of the shares held by our current stockholder. We have a fixed price of$0.025 per share for the common stock we are selling in this offering.

Our principal executive offices are located at: 14601 Bellaire Blvd., Suite 338, Houston, TX 77083. Our telephone number is (281)564-6418


                              The Offering
                              ------------

Common stock  offered  for sale     We are offering up to 3,000,000
shares of our common stock.

Offering Price to the public        $0.025 per share

Number of shares outstanding
prior to the offering               2,000,000 shares (1)

Number of shares to be
outstanding after the offering      5,000,000 shares (2)

Terms of the offering               There is no minimum offering.
                                    Accordingly, as we sell shares of
                                    common stock, we will use the proceeds
                                    for our activities. The offering will
                                    remain open until June 30, 2001, unless
                                    we decide to cease selling efforts prior to this date.


Use of proceeds.                    We intend to use the net proceeds of this
                                    offering primarily for research and product development, analytical research and general corporate purposes.

Plan of distribution.               This is a direct participation with no
                                    minimum offering.  We have not accepted
                                    commitments from prospective purchasers
                                    of our shares. The shares will be offered and sold by our principal executive officer director, although we may retain the services of one or more NASD registered broker-dealers as selling agent(s) to effect offers and sales on our behalf.
                                    We have not retained a registered broker-dealer as of the date of this filing.


(1) Such figure is based on the number of shares we had outstanding as of December 19, 2000

(2) Such figure assumes that all of the shares being offered herein are sold.

                                  RISK FACTORS
                                  ------------

An investment in our common stock is speculative in nature and involves a high degree of risk. You should carefully consider the following risks and the other information contained in this prospectus before investing in the common stock offered hereby. The price of our common stock could decline due to any of these risks, and you could lose all or part of your investment. You also should refer to the other information included in this prospectus, including the financial statements and related notes thereto. In addition, the risks described below are not the only ones facing us. We have described only the risks we consider material. However, there may be additional risks that we view as not material or of which we are not presently aware.

     If any of the events described below were to occur, our business, prospects, financial condition or results of operations or cash flow could be materially adversely affected. When we say that something could or will have a material adverse effect on it, we mean that it could or will have one or more of these effects.


Special note regarding forward-looking statements

     This prospectus may contain certain forward-looking statements and information relating to us that are based on beliefs and its principals as well as assumptions made by and information currently available to them. These statements include, among other things, the discussions of our business strategy and expectations concerning our market position, future operations, expansion opportunities, and profitability. When used in these documents, the words "anticipate," "feel," "believe," "estimate," "expect," "plan," and "intend" and similar expressions, as they relate to us or our principals, are intended to identify forward-looking statements. Such statements reflect the current view of respecting future events and are subject to certain risks, uncertainties, and assumptions, including the meaningful and important risks and uncertainties noted, particularly those related to our operations, results of operations, and growth strategy, liquidity, competitive factors and pricing pressures, changes in legal and regulatory requirements, general economic conditions, and other factors described in this prospectus.



WE WERE INCORPORATED ON MARCH 29, 2000, AND WE HAVE A SHORT OPERATING HISTORY BY WHICH YOU CAN EVALUATE OUR BUSINESS AND PROSPECTS.
-----------------------------------------------------------------------

We cannot assure you that we will ever become or remain profitable. Our future profitability will depend on whether or not we can obtain approval from the Food and Drug Administration (AFDA@) to market a generic pharmaceutical product. We expect to continue to incur losses if and until we can obtain FDA approval to market a generic pharmaceutical product. Our operating expenses are expected to continue to increase significantly in connection with our proposed activities, specifically in the areas of product development, research, filing applications to the FDA, and producing the final generic pharmaceutical product. We cannot be certain that we will be able to accurately predict our revenues, particularly due to the general uncertainty of obtaining FDA approval and whether or not other companies will come to the market first with the same generic pharmaceutical product.

WE NEED TO RAISE A MINIMUM OF $75,000 IN PROCEEDS OF THIS OFFERING OR WE WILL NOT BE ABLE TO CONTINUE AS A GOING CONCERN, IN WHICH CASE YOU MAY LOSE YOUR ENTIRE INVESTMENT.
-----------------------------------------------------------------------------

Our independent certified public accountants have pointed out that we have a negative working capital such that our ability to continue as a going concern is dependent upon obtaining additional capital and financing for our planned operations. If we do not raise a minimum of $75,000 from this offering, then you may lose your entire investment. We can give no assurance that even if obtain proceeds from this offering that we will be able to meet our cash requirements from these sources. If our capital requirements or cash flow vary significantly from our current estimates or if unforeseen circumstances occur, we may require additional financing sooner than we currently anticipate. Our failure to raise these funds may:

     o    restrict our growth;
     o limit our development of new products or improvements to existing products and services;
     o    limit our ability to take advantage of future opportunities;
     o    lessen our ability to compete; and
     o    limit our ability to continue operations.

We can give no assurance that additional financing will be available to us, if needed, or that it will be available on terms acceptable to us. In addition, any sale of our equity securities may involve substantial dilution to our then-existing shareholders..

THERE ARE MANY ASPECTS OF OUR BUSINESS PLAN THAT ARE OUTSIDE OUR DIRECT
CONTROL.
-----------------------------------------------------------------------

There are many steps that need to be followed before we can begin to realize any revenues. We must find a suitable pharmaceutical product on which the innovator patent has expired. We must arrange to manufacture a generic version of that product with a manufacturer who has a history of FDA approvals and who must also set up and implement studies that will pass the FDA's regulatory tests to ensure that the generic product is as effective as its brand-name counterpart. We must then find a distributor to make sure that our generic product gets to the consumer in a timely manner and that our products are reasonably priced alternatives to the brand name counterpart.


MANAGEMENT AND AFFILIATES OWN ENOUGH SHARES TO CONTROL SHAREHOLDER VOTE
-----------------------------------------------------------------------

Our executive officers, directors, affiliates and entities controlled by them, own approximately all of the outstanding shares of common stock. As a result, these executive officers and directors will control matters that require stockholder approval such as election of directors, approval of a corporate merger, increasing or decreasing the number of authorized shares, adopting corporate benefit plans, effecting a stock split, amending our certificate of incorporation or other material corporate actions.


SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO DO SO IN THE FORESEEABLE FUTURE, A PURCHASER IN THIS OFFERING WILL ONLY REALIZE AN ECONOMIC GAIN ON HIS OR HER INVESTMENT FROM AN APPRECIATION, IF ANY, IN THE MARKET PRICE OF OUR COMMON STOCK.


We have never paid, and have no intentions in the foreseeable future to pay, any cash dividends on our common stock. Therefore an investor in this offering, in all likelihood, will only realize a profit on his investment if the market price of our common stock increases in value.

THE APPLICATION OF THE "PENNY STOCK REGULATION" COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK

Our securities may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if such securities maintain a market price of $5.00 or greater. We can give no assurance that the price of our securities will reach or maintain such a level.


WE MAY NOT FIND A SUITABLE PHARMACEUTICAL PRODUCT TO MARKET.
------------------------------------------------------------

The first step necessary in our business plan is finding a pharmaceutical product on which the innovator patent has expired. We have not yet selected this product, though we are pursuing a particular product which seems to us to be an ideal one. However, we may be mistaken in this impression and ultimately discover that it is not appropriate for our purposes which would necessitate beginning our search from scratch--or our positive assessment of its chances may prove to be faulty. In either case, we have no guarantees that we will be able to arrange for its effective manufacture and distribution.


WE MAY NOT BE ABLE TO FIND A MANUFACTURER TO PRODUCE OUR GENERIC
PHARMACEUTICAL PRODUCTS.
-----------------------------------------------------------------

Our business plan calls for us to find a manufacturer of pharmaceutical products upon whose expertise we will rely to produce our generic alternative. It is also necessary that we choose a manufacturing facility with pharmaceutical experience and a track record of working with the FDA. We can give no assurance that we will find a manufacturer with whom we can come to an acceptable arrangement.


THE LOSS OF OUR ONLY EMPLOYEE AND ONLY OFFICER MAY ADVERSELY AFFECT OUR GROWTH OBJECTIVES.

     Our success in achieving our growth objectives depends upon the efforts of Ms. Sherman, our President. The loss of services of this individual may have a material adverse effect on our business, financial condition and results of operations. We can give no assurance that we will be able to maintain and achieve our growth objectives should we lose this individuals' services.

WE MAY NOT BE ABLE TO GET AN "ANDA" FROM THE FDA WHICH COULD HAVE A POTENTIALLY DISASTROUS EFFECT.
-------------------------------------------------------------------

generally, before pharmaceutical companies are authorized to sell generic products, the FDA requires that they perform a series of studies and publish the results of their studies. At that time, the FDA may issue an Abbreviated New Drug Application (ANDA), which allows the company to market a product.
If the product fails these studies, the entire project and all funding can be lost. If we are unable to pass the necessary studies required by the FDA, we may be unable to fund additional studies and would, consequently, have a material adverse affect on our business operations.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO WHICH COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM
----------------------------------------------------------------------------

In relation to our competitors, we are and will continue to be an insignificant participant in the business of marketing generic pharmaceutical products after the brand-name versions of those products are no longer covered by their innovator patents. Companies with an established operating history and with significant funding exist that may make it difficult or impossible for us to achieve our business objectives. Many of our competitors have significantly greater financial resources, technical expertise and managerial capabilities than we and, consequently, will put us at a competitive disadvantage in identifying suitable pharmaceutical products and successfully consummating a deal to outsource the manufacturing and distribution of our generic products. Also, we will potentially be competing with a large number of other small pharmaceutical concerns seeking to go into production on products like those we are seeking to acquire.



GOVERNMENT REGULATION MAY AFFECT OUR ABILITY TO MAKE A PROFIT.
--------------------------------------------------------------

The Food and Drug Administration (FDA) as stated has a number of laws and regulations that regulate the manufacture of generic pharmaceuticals. We are well aware of these regulations and have set our plans accordingly. However we can give no assurance that at some point in the future, new regulations or tougher standards may be imposed by the federal or any of the various state governments These laws and regulations could decrease the profitability or the demand for our products, increase our costs and have a material adverse affect on our results of operation.

WE MAY UNINTENTIONALLY INFRINGE ON THE PROPRIETARY RIGHTS OF OTHERS.
--------------------------------------------------------------------

We may be subject to claims alleging that we have infringed on the proprietary rights of others. These claims could result in significant damages. Even if any of these claims ultimately prove to be without merit, the time and costs associated with defending such claims could harm our business.


THERE IS NO CURRENT TRADING MARKET FOR BAYLOR'S SECURITIES AND, IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF ITS SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.
----------------------------------------------------------------------------

There is currently no established public trading market for our securities. A trading market in our securities may never develop or, if developed, it may not be able to be sustained. We intend to apply for admission to quotation of its securities on the NASD OTC Bulletin Board and, if and when qualified, it intends to apply for admission to quotation on the Nasdaq SmallCap Market. If for any reason our common stock is not listed on the NASD OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. Various factors, such as our operating results, changes in laws, rules or regulations, general market fluctuations, changes in financial estimates by securities analysts and other factors may have a significant impact on the market price of our securities.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WHICH WOULD REDUCE INVESTORS PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Certificate of Incorporation authorizes the issuance of 20,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common or preferred stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.


IN THE FUTURE, THE AUTHORIZATION OF OUR PREFERRED STOCK MAY HAVE AN ADVERSE EFFECT ON THE RIGHTS OF HOLDERS OF OUR COMMON STOCK.

     We may, without further action or vote by our shareholders, designate and issue shares of our preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the common stock and thereby reduce the value of the common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of us or the removal of our management more difficult and discharge hostile bids for control of us which bids might have provided shareholders with premiums for their shares.

OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND HAVE INDEMNITY RIGHTS

Our Certificate of Incorporation and By-Laws provide that we may indemnify our officers and directors against losses sustained or liabilities incurred which arise from any transaction in that officer's or director's respective managerial capacity unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction.


                              DIVIDEND POLICY

We have not paid any dividends on our common stock, nor do we anticipate paying any in the foreseeable future. The Board of Directors intends to follow a policy of using retaining earnings, if any, to finance the growth of the company. The declaration and payment of dividends in the future will be determined by the Board of Directors in light of conditions then existing, including the company's earnings, financial condition, capital requirements and other factors.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Baylor was formed on March 29, 2000, through November 30, 2000, the company has been inactive. We have yet to generate any revenues and have no expenses, as we will remain inactive until this offering is approved.

REVENUES

We have yet to generate any revenues, and we do not expect to generate any revenues until we can obtain an FDA-approved generic pharmaceutical product.

LIQUIDITY AND CAPITAL RESOURCES

In March, 2000, we issued 2,000,000 shares of its common stock to our founder, for $2,000 in cash. We have not issued any additional stock.

The following table sets forth our capitalization as of November 30, 2000, and pro-forma as adjusted to give close to the sale of 3,000,000 shares in our offering.


Capitalization
                                                             As Adjusted
                                            Actual           after Offering
                                            ------           --------------

Long-term debt
Stockholders' equity:
  Common stock, $.001 par value;                -                 -
  authorized 20,000,000 shares,
  issued and outstanding
  2,000,000 shares                          2,000             5,000
Additional paid-in capital                      0            72,000
Deficit accumulated during the
  development period                           (0)               (0)
Total stockholders equity                   2,000            77,000

Total Capitalization                        2,000            77,000


                                  USE OF PROCEEDS

Our success is entirely dependent on our ability to sell the shares in this offering The gross proceeds of this offering will be $75,000.

We have discretion over how to use a significant portion of the net proceeds of this offering. We cannot assure investors that our use of the net proceeds will not vary substantially due to unforeseen factors. The proceeds, if any, will be used to pay the following expenses:



The following table sets forth the intended use of proceeds, if any, from this offering:


Less: Offering Expenses
Proceeds from Offering                     $ 75,000

Commissions & Finders Fees                 $      0
Legal and Accounting                       $  3,500
Copying and Advertising                    $    480
Transfer Agent Fees                        $    500
Organizational                             $  1,520

TOTAL OFFERING EXPENSES                    $  6,000

Net Proceeds From Offering                 $ 69,000

Use of Proceeds

Process Development                        $ 30,000
Biobatch Manufacturer                      $ 20,000
Stability Testing                          $  5,000
General Working Capital                    $ 14,000

Total Use of All Proceeds                  $ 69,000



(1) Offering costs include filing, printing, legal, accounting, transfer agent fees.

There will be no compensation paid or due or owing to any officer or director.


We will use the business office of our president, rent free, until such time as we select and begin to market our generic pharmaceutical product.

The foregoing represents our best estimate of the allocation of the net proceeds of this offering based upon the current status of our business. We based this estimate on assumptions, including expected research costs and services can be completed and introduced without unanticipated delays or costs. If any of these factors change, we may find it necessary to reallocate a portion of the proceeds within the above-described categories or use portions of the proceeds for other purposes. Our estimates may prove to be inaccurate. New programs or activities may be undertaken which will require considerable additional expenditures, or unforeseen expenses may occur.

If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations. We may need to raise additional funds in the future in order to fund more aggressive brand promotions and more rapid expansion, to develop newer or enhanced products or services, to fund acquisitions, to respond to competitive pressures, or to acquire complementary businesses, technologies or services. The proceeds of this offering may not be sufficient to fund our proposed expansion and additional financing may not become available if needed.

No portion of the proceeds of the offering will be paid to our sole officer/director and/or her affiliates or associates. If this capital is insufficient, we may seek to obtain additional financing through offerings of equity and/or debt securities or by borrowing. It is unlikely, however, that we will seek loan financing as the costs of our operations are negligible and we do not expect to incur any significant additional costs. If, however, we are able to raise only the minimum amount of $40,000 and no additional funds are secured, then we face the risk that we might be under-funded and any investment might be substantially at risk. In the event of a business failure, we would repay any loan undertaken by us in lump sum upon receipt of final payment from any proceeds we would derive from the sale of our company to a merger candidate.

Working Capital
---------------

Upon consummation of the offering, we believe that we will have sufficient working capital to pay expenses related to (1) the offering, (2) the identification, manufacture, and distribution of a generic pharmaceutical product, and (3) our general administrative expenses over the next 18 month period. We believe this is the case because of our minimal operating expenses and the fact that our sole officer, the president, will receive no salary, wages, commissions or the like in connection with any services rendered for the benefit of our company. Working capital is expected to include incidental expenses related to the marketing of our generic products as well as incidental operational expenses like basic office supplies.

Other Arrangements
------------------

We have no agreement or understanding, express or implied, with any officer,

director, or promoter, employee for compensation for services. We have no plan, agreement, or understanding, express or implied, with any officer, director, or promoter, or their affiliates or associates, regarding the issuance to such persons of any of our shares authorized and unissued common stock. The existing officer/director reserves the right to acquire units in this offering. We have neither made nor contemplated any advances to our officer/director or promoters, or any of their affiliates or associates.

Except for reimbursement of offering costs and expenses incurred by our officer/director on company matters described above, no portion of the net proceeds of the offering may be paid to our officer/director, our promoters, or their affiliates or associates, directly or indirectly, as consultant fees, officer salaries, director fees, purchase of their shares, or other payments. No portion of the net proceeds will be used to make loans to any person. We will not borrow funds and use the proceeds from them to make payments to our officer/director, our promoters, or their affiliates or associates.

We have no agreement or understanding with any consultant or advisor to provide services, although the possibility exists management may find it to be beneficial to retain the services of such a consultant. In no circumstances will we retain the services of any consultant who is also an officer/director, or a promoter,, or their affiliates and associates. Compensation to a consultant may take various forms, including one time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of our securities or any combination of these or other compensation arrangements.

                                 DILUTION

The difference between the initial public offering price per share and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing total tangible assets less total liabilities by the number of outstanding shares of common stock. Dilution arises mainly from the arbitrary decision by us as to the offering price per share. Dilution of the value of the shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the public offering.

Net tangible book value is equal to the net tangible assets of the company The net tangible assets of the company are equal to the total assets less the total liabilities and intangible assets. (See "Financial Statements.")

As of November 30, 2000, we had an unaudited net tangible book value of $2,000. The net tangible book value deficit is equal to the total tangible assets less the total liabilities. The net tangible book value per share of common stock is approximately $0.001

The information below sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in our net tangible book value after November 30, 2000, except the sale of the maximum number of shares offered at the public offering price and receipt of the net proceeds from that sale.


DILUTION

                                    Nov. 30, 2000      3,000,000 shares sold
                                    -------------      ---------------------
Public offering price per share         n/a                   $0.025

Net tangible book value                 $0.001                  n/a
per share of common stock
before the offering

Pro forma net tangible                  n\a                   $0.015
book value per share
of common stock after the offering

Increase to net tangible                n\a                   $0.014
book value per share
attributable to purchase of
common stock by new investors

Dilution to new investor                n\a                   $0.015



MANAGEMENT'S DISCUSSION AND ANALYSIS

PRINCIPAL PRODUCTS AND PRINCIPAL MARKETS

We are a developmental stage company. We hope to develop a generic pharmaceutical product, using contract laboratory and manufacturing facilities. For the time being, we have limited itself to the development of one product; however, this does not preclude us from seeking other product opportunities once it has the resources to pursue multiple products. We plan to target a low volume pharmaceutical product on which the U.S. patent has recently expired. Generally speaking, low volume pharmaceutical products are not as quickly brought to the market as generic products by the larger generic pharmaceutical drug facilities because the cost to produce a low volume generic product outweighs its return on investment. We believe we can minimize the cost to produce generic pharmaceutical products by outsourcing the steps necessary to obtain FDA approval.


PLAN OF OPERATION

As of July 31, 2000, we had developed a business plan, and established what steps need to be taken to achieve the results set forth in this plan.

Our goal is to obtain an ANDA (Abbreviated New Drug Application) from the FDA to produce and market a pharmaceutical product where the patent on the brand name product has expired, and then to market its generic version. The FDA requires one holder (a primary contact) of the ANDA. We need to consider whether or not the contract manufacturer will submit the submission package to the FDA in order to hold the ANDA for that product. If this to be the case, we would need to enter into a contract with the contract manufacturer to be the exclusive distributor of the product. At this time, we are still in the process of identifying contract facilities to undertake this work. Since this is a lengthy process, we believe it premature to determine the actual holder of the ANDA for this product.

Generic products generally sell at 1/3 the price of brand name products; however profit margins are higher for generic products since the companies do not carry the overhead of research, administration, marketing, manufacturing plants, and equipment.

As stated above, we are currently evaluating a particular low-volume product on which the innovator=s patent has already expired. Until this evaluation is complete, we consider it to be proprietary information. In any event, because of the amount of time it takes to obtain FDA approval to market new generic products, it will be twelve to eighteen months before Baylor can expect to generate any revenues.

The target product has no known generic competition at this time. Upon its release, we hope to capture the current market by achieving an additional one percent of market share for each month it is on the market. Our plan for business success is thus based on relatively modest goals which, despite all the obstacles posed by regulatory agencies and possible competitors, makes it eminently achievable. Though this is of course no guarantee, it also bodes well for our ultimate success.

There are a finite number of end customers of generic pharmaceutical products. If there are multiple generic pharmaceutical products on the market for the same type of product, these products share the total market sales in the marketplace. Generally speaking, the first generic product to enter the marketplace, captures a significant share of the market. Price and distribution are also major factors in determining which generic product is used over a similar product.

Before companies are authorized to sell generic products, the FDA requires that they perform a series of studies and publish the results of their tests. At that time, the FDA will issue an Abbreviated New Drug Application (ANDA), which allows the company to market a product. If the product fails these studies, the entire project and all funding can be lost. It should be pointed out that if we cannot pass the necessary studies required by the FDA, it would find itself unable to fund additional studies. This could place the our future at great risk, to the point that we would not have enough funds to continue in business.

STATUS OF PRODUCTS AND SERVICES


We have a limited operating history. We were organized under the laws of the State of Nevada on March 29, 2000, and have no revenues from operations or meaningful assets. Activities to date have been limited primarily to organization, initial capitalization, finding an appropriate operating facility in, Nevada, and commencing with initial operational plans.

The pharmaceutical business has consistently grown in gross profit and revenues. According to the U.S. Department of Commerce, in 1997 there were 1,356 pharmaceutical manufacturers in the U.S. who sold $74.2 billion in pharmaceutical products. Generic products accounted for 50 percent of the unit volume and approximately 30 percent of the total dollar volume.

When a generic pharmaceutical product enters the marketplace, it is generally priced at 1/3 less than the brand name product. As multiple generics enter the marketplace, additional price reductions usually take place. Frequently, the price of the brand name product does not drop. The company manufacturing and selling the brand name product actually cannot afford to cut the price, since they are burdened with the costs of research, marketing, and administration, as well as manufacturing facility and equipment costs. Additionally, once FDA approval is obtained, the brand name companies cannot make claims of superiority for their product, since the FDA clearly states they are the same.

There are very few generic pharmaceutical companies who target the lower volume brand name products that have outlasted their patents. The larger generic pharmaceutical manufacturers, like Zenith, Schein, and Major Pharmaceuticals, generally produce and market generic pharmaceutical products for which the total (generic and innovator) product sales exceed $40 million. They need to target the larger volume product to pay their overhead and expenses. Our goal is to identify these smaller volume products and then to find a contract manufacturer who can adhere to FDA guidelines to replicate them. The advantage for Baylor, if this can be accomplished, is that there is very little overhead.

Additionally, there are contract manufacturers who will help defray the additional funding needs for a percentage of the volume generated by the generic product. If a firm contract can be established with a contract manufacturer, we will consider negotiating a risk-sharing agreement based on the amount of funding available relative to the expected return on the investment. (If such negotiations do take place, one of the factors to be negotiated must necessarily be to determine which entity actually holds the ANDA.) The holder of the ANDA is the primary contact with the FDA should it have any concerns with the product. At this time, however, Baylor has no such agreements in place.

THE PHARMACEUTICAL MARKET

There are a number of pharmaceutical products with expired patents that have no generic counterpart in the marketplace. This information is a matter of public record. Under the Drug Price Competition and Patent Term Restoration Act (1984 Amendments), the FDA is required to make publicly available a list of approved drug products with monthly supplements. The FDA also publishes through its own website a list of prescription pharmaceutical products and the dates their patents expire.

The FDA also publishes newly approved generic products, and states whether or not the generic product is equivalent to the brand name product.

Once a product is approved by the FDA, the owner of the product usually begins the process of distribution for its generic equivalent. Depending on the nature of the product, the distribution chain normally begins with drug wholesalers. The drug wholesalers distribute to retail pharmacies, chains, hospitals, the Federal Government, and most managed health care organizations.

MANAGED HEALTH CARE

Many managed health care organizations and State Medicaid programs mandate that generic products be used when they become available. This gives a marketing edge to the first generic products on the market. If multiple generics become available for the same brand name product, price becomes the driving factor in choosing one generic product over another. Thus the pharmacy market is commodity-driven. Some HMOs require that a competing generic product be priced twenty (20) percent lower than an equivalent product in order to justify the administrative costs to switch from one product to another.

APPROVAL PROCESS

The Food and Drug Administration (FDA), Center for Drug Evaluation and Research under the Federal Food, Drug, and Cosmetic Act (the Act), approves drug products on the basis of safety and effectiveness.

The main criterion in the approval process for a pharmaceutical product requires that the product be the subject of an application with an effective approval that has not been withdrawn for reasons of safety or efficacy. Additionally, the FDA gives the nod to the marketing of approved multi-source prescription generic drug products.

To contain drug costs, virtually every state in the United States has adopted laws and/or regulations that encourage the substitution of drug products. These state laws generally require either that substitution be limited to drugs on a specific list (the positive formulary approach) or that it be permitted for all drugs except those prohibited by a particular list (the negative formulary approach). Because of the number of requests in the late 1970s for FDA assistance in preparing both positive and negative formularies, the FDA was inundated by requests that would meet the needs of each state on an individual basis.

Thus, the FDA recognized that providing a single list based on common criteria would be preferable to evaluating drug products on the basis of differing definitions and criteria in the various state laws. As a result, on May 31, 1978, the Commissioner of Food and Drugs sent a letter to officials of each state declaring the FDA's intent to provide a list of all prescription drug products approved by the FDA for safety and effectiveness, along with its determinations of therapeutic equivalencies for multi-source prescription products.


The list was distributed as a proposal in January 1979. It included only the prescription drug products then being marketed that had been approved by the FDA through New Drug Applications (NDAs), Abbreviated
New Drug Applications (ANDAs), or Abbreviated Antibiotic Applications (AADAs) under the provisions of Sections 505 or 507 of the Act. The therapeutic equivalence evaluations in the list reflect the FDA's application of specific criteria to the approved multi-source prescription drug products on the list.

A complete discussion of the background and basis of the FDA's therapeutic equivalence evaluation policy was published in the Federal Register on January 12, 1979 (44 FR 2932). The final rule, which includes the FDA's responses to the public comments on the proposal, was published in the Federal Register on October 31, 1980 (45 FR 72582). The first publication in October 1980 of the final version of the list incorporated appropriate corrections and additions. Each subsequent edition has included the new approvals and made appropriate changes in data.

On September 24, 1984, President Reagan signed into law the Drug Price Competition and Patent Term Restoration Act (1984 Amendments). The 1984 Amendments require that the FDA, among other things, make publicly available a list of approved drug products with monthly supplements. The publication of these Approved Drug Products including the therapeutic equivalence evaluations with the monthly Cumulative Supplements satisfy this requirement.

According to the FDA, drug products are considered to be pharmaceutical equivalents if they contain the same active ingredient(s), are of the same dosage form, and are identical in strength or concentration and route of administration. Pharmaceutically equivalent drug products are formulated to contain the same amount of active ingredient in the same dosage form and must meet the same or a compendia of other applicable standards (i.e., strength, quality, purity, and identity), but they may differ in characteristics such as shape, scoring configuration, packaging, excipients (including colors, flavors, preservatives), expiration time, and, within certain limits, labeling.

Drug products are considered pharmaceutical alternatives if they contain the same therapeutic moiety, but are different salts, esters, or complexes of that moiety, or are different dosage forms or strengths. Data are generally not available for the FDA to make the determination of tablet to capsule bioequivalence. Different dosage forms and strengths within a product line by a single manufacturer are thus pharmaceutical alternatives, as are extended-release products when compared with immediate-release or standard-release formulations of the same active ingredient.

Drug products are considered to be therapeutic equivalents only if they are pharmaceutical equivalents and if they can be expected to have the same clinical effect when administered to patients under the conditions specified in the labeling.

The FDA classifies as therapeutically equivalent those products that meet the following general criteria: (1) they are approved as safe and effective; (2) they are pharmaceutical equivalents in that they (a) contain identical amounts of the same active drug ingredient in the same dosage form and route of administration, and (b) meet compendia or other applicable standards of strength, quality, purity, and identity;
(3) they are bioequivalent in that (a) they do not present a known or potential bio-equivalence problem, and they meet an acceptable in vitro standard, or (b) if they do present such known or potential problem, they are shown to meet an appropriate bioequivalence standard; (4) they are adequately labeled; (5) they are manufactured in compliance with Current Good Manufacturing Practice regulations.

The concept of therapeutic equivalence applies only to drug products containing the same active ingredients and does not encompass a comparison of different therapeutic agents used for the same condition.

The FDA considers drug products to be therapeutically equivalent if they meet the criteria outlined above, even though they may differ in certain other characteristics such as shape, scoring configuration, packaging, excipients (including colors, flavors, preservatives), expiration time and minor aspects of labeling (e.g., the presence of specific pharmacokinetic information).

The FDA believes that products classified as therapeutically equivalent can be substituted with the full expectation that the substituted product will produce the same clinical effect and safety profile as the prescribed product.

The term bioavailability describes the rate and extent to which the active drug ingredient or therapeutic ingredient is absorbed from a drug product and becomes available at the site of drug action.

This term bioequivalent drug products describes pharmaceutically equivalent products that display comparable bioavailability when studied under similar experimental conditions. Section 505 (j)(7)(B) of the Act describes conditions under which a test and reference listed drug shall be considered bioequivalent:
  a) The rate and extent of absorption of the test drug do not show a significant difference from the rate and extent of absorption of the reference drug when administered at the same molar dose of the therapeutic ingredient under similar experimental conditions in either a single dose or multiple doses;
  b) The extent of absorption of the test drug does not show a significant difference from the extent of absorption of the reference drug when administered at the same molar dose of the therapeutic ingredient under similar experimental conditions in either a single dose or multiple doses and the difference from the reference drug in the rate of absorption of the drug is intentional, is reflected in its proposed labeling, is not essential to the attainment of effective body drug concentrations on chronic use, and is considered medically insignificant for the drug. Where these above methods are not applicable (e.g., for topically applied products intended for local rather than systemic effect), other in vivo tests of bioequivalence may be appropriate.

Bioequivalence may sometimes be demonstrated using an in vitro bioequivalence standard, especially when such an in vitro test has been correlated with human in vivo bioavailability data or in other situations through comparative clinical trials or pharmacodynamic studies.

STATISTICAL CRITERIA FOR BIOEQUIVALENCE

The FDA requires under the Drug Price Competition and Patent Term Restoration Act of 1984, that companies seeking approval to market a generic drug must submit data demonstrating that the drug product is bioequivalent to the pioneer (innovator) drug product. A major premise underlying the 1984 law is that bioequivalent products are therapeutically equivalent and, therefore, interchangeable.

The standard bioequivalence study is conducted in a crossover fashion in a small number of volunteers, usually with 12 to 24 healthy normal male adults. Single doses of the test and reference drugs are administered and blood or plasma levels of the drug are measured over time. Characteristics of these concentration-time curves, such as the area under the curve (AUC) and the peak blood or plasma concentration (C max), are examined by statistical procedures.

Bioequivalence of different formulations of the same drug substance involves equivalence with respect to the rate and extent of drug absorption. Two formulations whose rate and extent of absorption differ by 20% or less are generally considered bioequivalent. The use of the 20% rule is based on a medical decision that, for most drugs, a 20% difference in the concentration of the active ingredient in blood will not be clinically significant.

In order to verify, for a particular pharmacokinetic parameter, that the -/+ 20% rule is satisfied, two one-sided statistical tests are carried out using the data from the bioequivalence study. One test is used to verify that the average response for the generic product is no more than 20% below that for the innovator product; the other test is used to verify that the average response for the generic product is no more than 20% above that for the innovator product. The current practice is to carry out the two one-sided tests at the 0.05 level of significance.

Computationally, the two one-sided tests are carried out by computing a 90% confidence interval. For approval of abbreviated new drug applications (ANDA's), in most cases, the generic manufacturer must show that a 90 percent confidence interval of the difference between the mean response (usually AUC and max) of its product and that of the innovator is within the limits -/+ 20 percent of the innovator mean. If the true difference between the products is near 20 percent of the innovator mean, the confidence limit will likely be outside the acceptable range and the product will fail the bioequivalence test. Thus, an approved generic product is likely to differ from that of the innovator by far less than this quantity.

The current practice of carrying out two one-sided tests at the 0.05 level of significance ensures that if the two products truly differ by as much or more than is allowed by the equivalence criteria (usually +/-20 percent of the innovator product average for the bioequivalence parameter, such as AUC or Cmax) there is no more than a 5 percent chance that they will be approved as equivalent. This reflects the fact that the primary concern from the regulatory point of view is the protection of the patient against the acceptance of bioequivalence if it does not hold true. The results of a bioequivalence study must usually be acceptable for more than one pharmacokinetic parameter. As such, a generic product that truly differs by 20 percent or more from the innovator product with respect to one or more pharmacokinetic parameters, would actually have less than a 5 percent chance of being approved. Therefore, the Company must be able to duplicate the innovator product and then demonstrate to the FDA that their product can meet these criteria.

RAW MATERIALS AND SUPPLIERS

The raw materials needed to produce a generic are of major concern. Although the patents of many innovator companies expire, they are the sole manufacturers of the raw materials needed to make the generic counterparts. In a sense, they can prevent a generic product from entering the market place by controlling the raw materials needed to produce it. Therefore, the first criteria, Baylor Industries, Inc., utilizes in selecting a generic product, is to determine the availability of the raw materials needed to produce it. As long as these raw materials are widely available, we will proceed to evaluate whether or not it can be produced as a generic product. This company research to identify pharmaceutical raw materials should be considered proprietary information.

We do not intend for Baylor to manufacture any pharmaceutical products. Rather, we intend to license to, or enter into strategic alliances with, larger pharmaceutical and veterinary companies that are equipped to manufacture those products that we plan to seek to develop and market.

CUSTOMERS

Once an acceptable generic pharmaceutical product has been found and the arrangements for its manufacture have been completed, we plan to distribute its product into the marketplace through drug wholesalers, chain pharmacies and state Medicaid programs. (As of November 30, 2000, no sales revenues have been generated by Baylor In addition, we do not expect to generate any sales revenues in the foreseeable future.)

It should be noted that the ten (10) largest drug wholesalers service and distribute to approximately eighty (80) percent of the entire pharmaceutical business in the U.S. Therefore, once a drug receives FDA approval, distribution becomes the next concern of a pharmaceutical company. With limited resources, we believe that it will take a good deal of time and effort to obtain product distribution of a generic pharmaceutical. This could adversely affect our sales results.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY
AGREEMENTS, OR LABOR CONTRACTS


None

REGULATION

The pharmaceutical industry is tightly regulated by the FDA, DEA, state governments, and state Boards of Pharmacy. Under Section 510(h) of the Federal Food, Drug, and Cosmetic Act, every drug establishment registered with the FDA must be inspected at least once every two (2) years to determine if the drugs it markets are produced in conformance with current Good Manufacturing Practices (GMP). Copies of the inspection reports generated by the FDA District conducting the inspection or any other inspections conducted are available from the offices of the local Districts pursuant to the Freedom of Information regulations. These reports are also available from: National
Technical Information Service, 5285 Port Royal Road, Springfield, VA
22161.

For this reason, we plan to use sub-contractors who are in good standing with the FDA. If we hope to win FDA approval of a generic drug, it makes sense to use FDA approved facilities. When the FDA inspectors review the submission package from Baylor, they will quickly ascertain whether or not the facilities used for testing and manufacture have a history of FDA approval. We feel that using non-approved FDA sub-contractors would only delay the approval process.

EFFECT OF EXISTING OR PROBABLE GOVERNMENT REGULATIONS

Although we plan on obtaining all required federal and state permits, licenses, FDA registrations and bonds to operate our facilities, there can be no assurance that the our operations and profitability will not be subject to more restrictive regulation or increased taxation by federal, state, or local agencies.

RESEARCH AND DEVELOPMENT ACTIVITIES

We believe that we can minimize the cost to produce generic pharmaceutical products by out-sourcing the steps necessary to obtain Food and Drug Administration (FDA) approval.

As we have stated, the goal of Baylor Industries, Inc., is to obtain an ANDA (Abbreviated New Drug Application) from the FDA to produce a generic pharmaceutical product for which the patent on the brand name product has expired, and then to market it. The FDA requires one holder (a primary contact) of the ANDA. We need to consider whether or not the contract manufacturer will submit the submission package to the FDA, and be the holder of the ANDA for this product. If this becomes the case, we would need to enter into a contract with the contract manufacturer to be the exclusive distributor of this product. At this time, we are still in the process of identifying contract facilities to undertake this work. Since this is a lengthy process, we believe it is premature to determine who will be the actual holder of the ANDA for this product.

Thus far, we have identified a generic pharmaceutical product for which the innovator patent has recently expired. We plan to investigate the steps necessary to obtain an ANDA for this product. In December, 1998, we signed a confidentiality agreement with a large pharmaceutical contract manufacturer to pursue this initiative. In addition, we have received from the FDA, under the Freedom of Information Act, the innovator Drug Filings for its first targeted generic drug product. If we can obtain an ANDA from the FDA to market generic drugs, it will need additional funding to cover the costs of manufacturing, inventories, distribution, warehousing, sales, administration and marketing. Without FDA approval, we cannot justify these expenses, however, as it is a developmental company without any approved product(s).

EMPLOYEES

We currently have one (1) employee: our president. All of the research and development will be subcontracted to outside laboratories and a manufacturing facility. This subcontracting will be coordinated by our president. If we can obtain an ANDA from the FDA for a generic pharmaceutical product, at that time we will either consider adding more employees, or selling its rights to market the product to another company.


FACILITIES

Our corporate offices are located in Houston, provided by our president rent-free. While our current arrangement is adequate for the near term, we plan to begin looking for new space in the next year that will support our potential growth.



                                   MANAGEMENT

EXECUTIVE OFFICER AND DIRECTOR

     The following table sets forth certain information with respect to our director and executive officer


        Name                    Age               Position
--------------------------- ----------- -------------------------------
Candace J. Sherman              51              President, Director


CANDACE J. SHERMAN, PRESIDENT & CEO, has served in this capacity since the inception of Baylor Industries, Inc. Born January 18, 1949, Ms. Sherman, a member of Phi Beta Kappa, holds degrees from the University of North Carolina at Greensboro and Houston Baptist University in
Texas, the latter a Master's Degree in Education. She has been a teacher with the Houston Independent School District for the past 25 years and has been named Teacher of the Year at her school. She is currently devoted to continuing her teaching career while also focused on the continuing development of Baylor. This is her first endeavor to produce and market a generic pharmaceutical product. She has resides at 11411 Dunlap, Houston, Texas 77035.

DIRECTOR COMPENSATION

Directors shall receive no cash compensation for their services to Baylor as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

EXECUTIVE COMPENSATION


The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities for the period ended November 30, 2000.

                           Summary Compensation Table
                          Long-Term Compensation Awards


               Name and Principal Position -- Annual Compensation
               ---------------------------    --------------------
                                     2000
                                     ----

                                                       Number of Shares
                                                       Underlying

                         Position    Salary    Bonus   Options (#)
                         --------  -------- ----------------------
Candace J. Sherman,      President   None      None    None


DIRECTOR COMPENSATION

None


EMPLOYMENT AGREEMENTS

We do not have any written employment agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 30, 2000, the beneficial ownership of our 2,000,000 outstanding shares of common stock by (1) the only persons who own of record or are known to own, beneficially, more than 5% of our common stock; (2) each director and executive officer of the Company; and
(3) all directors and officers as a group.


                                                 Percent of    Percent of
                                                 Ownership     Ownership
                                   Number of     Before the    After Full
         Name       Position       Shares        Offering      Offering
         ----       --------      ---------      ----------    ------------
Candace Sherman(1)  CEO/Director  2,000,000      100.00%       40%
                                  -----------------------------------------
All officers and directors
as a group (1 person)             2,000,000      100.00%       40%


(1) Candace Sherman, 14601 Bellaire Blvd., Suite 338, Houston, TX  77083

                            INDEMNIFICATION

Subsection 1 of Section 78.037 of the Nevada Revised Statutes (the "Nevada Law") empowers a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Section 78.300 of the Nevada Law.


Our articles of incorporation limit the personal liability of our directors and officers for damages for breach of fiduciary duty in a manner identical in scope to that permitted under the Nevada Law. Our articles of incorporation also provide that any repeal or modification of that provision shall apply prospectively only.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "Indemnified Party"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with such action, suit or proceeding if the Indemnified Party acted in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Indemnified Party's conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of an Indemnified Party against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the Indemnified Party in connection with the defense or settlement of such action or suit if the Indemnified Party acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which the Indemnified Party shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that in view of all the circumstances the Indemnified Party is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent an Indemnified Party has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) or (2) described above or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Indemnified Party against expenses (including attorneys' fees) actually and reasonably incurred by the Indemnified Party in connection therewith.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification under Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding,
(c) if a majority vote of a quorum of such disinterested directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such disinterested directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation's articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court that he is not entitled to be indemnified by the corporation. Said Subsection 2 further provides that the provisions of that Subsection 2 do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification and advancement of expenses authorized in or ordered by a court pursuant to said Section 78.751 does not exclude any other rights to which the Indemnified Party may be entitled under the articles of incorporation or any by-law, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or in another capacity while holding his office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue as to an Indemnified Party who has ceased to hold one of the positions specified above, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of an Indemnified Party for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as an Indemnified Party or arising out of such person's status as an Indemnified Party whether or not the corporation has the authority to indemnify such person against such liability and expenses.

Our bylaws provide for indemnification of Indemnified Parties substantially identical in scope to that permitted under the Nevada Law. Such bylaws provide that the expenses of our directors and officers incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by us.

Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to our directors and officers, and to persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are currently using facilities provided to us by our president on a rent free basis.

                  PLAN OF DISTRIBUTION/SELLING SECURITY HOLDERS

We will sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell.

We are not registering or reselling shares from our stockholder. These shares will remain restricted.

We are offering 3,000,000 shares at the purchase price of $0.025 per share on a "best efforts basis." The shares will be offered and sold only to residents in the states of Texas and Nevada. We have no arrangements or agreements, verbal or written, with any underwriters to help underwrite this offering.

Our sole officer/director, will not receive any compensation or commissions with respect to such offers and sales.

This offering is intended to be made solely by the delivery of this Prospectus and the accompanying subscription application to prospective investors. Our officer/director will not participate in the making of this offering other than by the delivery of this Prospectus or by responding to inquiries by prospective purchasers. Her responses will be limited to the information contained in the Registration Statement of which this Prospectus is a part.

We will pay our own legal and accounting fees and other expenses incurred in connection with the offering. However, we reserve the right to use broker-dealer(s) in the sale of these securities We will amend the registration statement via post-effective amendment if in fact we do require the services of a broker-dealer and if or when the broker-dealer sells a portion of the offering. Prior to the involvement of the broker-dealer, we will secure a no objection position from the NASD.

Our officer/director and the principals of our counsel may purchase shares on the same terms and conditions as all other investors.

Prior to this offering, there has been no public market for the common stock underlying the units. The offering price of $0.025 per share was arbitrarily determined by Baylor and bears no relationship to any recognized criteria of value, nor is it indicative of the market price for the common stock after this offering. We make no representations as to any objectively determinable value of the shares. The proceeds received under this offering will be deposited in an interest bearing account with Bank of America.


                     SHARES ELIGIBLE FOR FUTURE SALE

Of the shares outstanding after the offering, the 3,000,000 shares sold in this offering, will have been registered with the SEC under the Securities Act of 1933 and will be eligible for resale without registration under the Securities Act except if they were acquired by our directors, executive officers or other affiliates. There are no warrants, options or preferred shares outstanding.


Our director, executive officer, and persons or entities that they control will be able to sell shares of stock without violating the limitations of Rule 144 under the Securities Act. The remaining 2,000,000 outstanding shares may only be sold under Rule 144. Under Rule 144, directors, executive officers, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in an amount limited to the greater of 1% of our outstanding shares of common stock or the average weekly trading volume in our common stock during the four calendar weeks preceding a sale. Sales under Rule 144 also must be made without violating the manner-of-sale provisions, notice requirements and the availability of current public information about us.

Before the offering, no public trading market for our common stock existed. We cannot predict what effect, if any, that sales of shares or the availability of shares for sale will have on the prevailing market price of our common stock after completion of the offering. Nevertheless, sales of substantial amounts of common stock in the public market could have an adverse effect on prevailing market prices.


                          DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 20,000,000 shares of common stock, $.001 par value per share. The holders of the common stock are entitled to one vote per each share held and have the sole right and power to vote on all matters on which a vote of stockholders is taken. Voting rights are non-cumulative. The holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available therefore and to share pro-rata in any distribution to stockholders. We anticipate that any earnings will be retained for use in our business for the foreseeable future. Upon our liquidation, dissolution, or winding up, the holders of our common stock are entitled to receive the net assets held by us after distributions to the creditors. The holders of our common stock do not have any preemptive right to subscribe for or purchase any shares of any class of our stock. The outstanding shares of our common stock and the shares offered hereby will not be subject to further call or redemption and will be fully paid and non-assessable.

Preferred Stock

Our Board of Directors has the authority to cause us to issue without any further vote or action by our stockholders, up to 5,000,000 shares of preferred stock, in one or more series, and to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by our stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control. No preferred stock is outstanding as of the date hereof.

Transfer Agent and Registrar

Our Transfer Agent and Registrar is Shelley Godfrey, Pacific Stock Transfer Company, 5844 S. Pecos, Suite D, Las Vegas, Nevada 89120 (702) 361-3033.

                              THE OFFERING

We are selling 3,000,000 shares of our common stock. None of our stockholders are selling any of their shares.

No public trading market for the common stock exists, and one may never exist. We hope to have our common stock prices listed on the bulletin board maintained by the National Association of Securities Dealers. The development of a public trading market depends upon the existence of willing buyers and sellers, which is not within our control or that of any market maker. We do not currently have a market maker. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which established the definition of a "penny stock," for the purposes relevant to Baylor, Inc., as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:
(1) that a broker or dealer approve a person's account for transactions in penny stocks; and (2) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (1) obtain financial information and the investment experience objectives of the person; and (2) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (1) sets forth the basis on which the broker or dealer made the suitability determination; and (2) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


                            LEGAL PROCEEDINGS

We are not a party to any litigation and management has no knowledge of any threatened or pending litigation against it.


                             LEGAL MATTERS

The validity of the shares offered hereby is being passed upon for the Company by Thomas C. Cook, Esq., Las Vegas, Nevada.

                                 EXPERTS

The financial statements as of November 30, 2000 appearing in this prospectus and registration statement have been audited by G. Brad Beckstead, CPA, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          ADDITIONAL INFORMATION

We have not previously been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The Company has filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities being offered. This prospectus, filed as a part of the registration statement, does not contain certain information contained in or annexed as exhibits to the registration statements. Reference is made to exhibits to the registration statement for the complete text. For further information with respect to the Company and the securities hereby offered, reference is made to the registration statement and to the exhibits filed as part of it, which may be inspected and copied at the public reference facilities of the commission in Washington D.C., and at the Commission's regional offices at:

*  500 West Madison Street, Chicago, IL 60604;

*  7 World Trade Center, New York, NY 10048;

*  and 5757 Wilshire Boulevard, Los Angeles, CA 90034;

* and copies of such material can be obtained from the Public Reference Section of the Commission, 450 5th Street, N.W., Washington, D.C. 20549, at prescribed rates and are available on the World Wide Web at:
http://www.sec.gov.

You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

                               FINANCIAL STATEMENTS


                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------

                                                   PAGE #

INDEPENDENT AUDITORS REPORT                        F-1

BALANCE SHEET                                      F-2

INCOME STATEMENT                                   F-3

STATEMENT OF STOCKHOLDERS' EQUITY                  F-4

STATEMENT OF CASH FLOWS                            F-5

FOOTNOTES                                          F-6-8


                                      PART F/S
                                 Financial Statements

                         Baylor Industries, Inc.
                      (A Development Stage Company)

                               Balance Sheet
                                   as of
                            November 30, 2000

                                    And

                          Statements of Income
                          Stockholders' Equity, and
                               Cash Flows
                              for the period
                         March 29, 2000 (Inception)
                           To November 30, 2000

G. BRAD BECKSTEAD
Certified Public Accountant
330 E. Warm Springs
Las Vegas, NV 89119
702.528.1984
425.928.2877 (efax)

                           INDEPENDENT AUDITOR'S REPORT

December 6, 2000

Board of Directors
Baylor Industries, Inc.
Las Vegas, NV

I have audited the Balance Sheet of Baylor Industries, Inc.(the "Company") (A Development Stage Company), as of November 30, 2000, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period March 29, 1999 (Date of Inception) to November 30, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baylor Industries, Inc., (A Development Stage Company), as of November 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in
Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA

                         Baylor Industries, Inc.
                      (A Development Stage Company)

                              Balance Sheet
                            November 30, 2000


BALANCE SHEET
                                                2000
                                                ----

ASSETS                                        $  2,000
                                              --------

Total Assets                                  $  2,000
                                              ========

Liabilities and Stockholders' Equity

Common stock, $0.001 par value,
    20,000,000 shares authorized;
    2,000,000 shares issued and
    outstanding at 11/30/00                      2,000

Deficit accumulated during development stage        (0)
                                              --------

Total Stockholders' Equity                       2,000
                                              --------

Total Liabilities and Stockholders' Equity    $  2,000
                                              ========



            See accompanying "Independent Auditor's Report"

                          Baylor Industries, Inc.
                       (A Development Stage Company)


                           Income Statement
                            For the period
                March 29, 2000 (Date of Inception) to
                          November 30, 2000



INCOME STATEMENT


Revenue                                        $     -0-

General and administrative expenses                  (0)
                                              __________


Net loss                                       $     (0)
                                              ==========


Weighted average number of
common shares outstanding                      2,000,000

Net loss per share                            $      -0-
                                              ==========


            See accompanying "Independent Auditor's Report"

                            Baylor Industries, Inc.
                         (A Development Stage Company)

                 Statement of Changes in Stockholders' Equity
                             For the period
                     March 29, 1999 (Date of Inception)
                            to November 30, 2000


CHANGES IN STOCKHOLDERS' EQUITY


                                                 Deficit
                                                 Accumulated
                       Common Stock              During        Total
                       ------------              Development   Stockholders'
                    Shares       Amount          Stage         Equity

November 30, 2000
Issued
for cash            2,000,000    2,000                          2,000

Net Loss,
March 29, 2000

(inception) to
Nov. 30, 2000                                       (0)            (0)
                  ----------------------------------------------------

Balance as of
Nov 30, 2000       2,000,000     $2,000           $ (0)       $ 2,000
                   =========     ======           =====       =======


            See accompanying "Independent Auditor's Report"

                           Baylor Industries, Inc.
                        (A Development Stage Company)

                          Statement of Cash Flows
                              For the period
                      March 29, 1999 (Date of Inception)
                           to November 30, 2000


STATEMENT OF CASH FLOWS

CASH FLOWS USED BY OPERATING ACTIVITIES
Net loss                                          (0)
                                                  _______

Net cash used by operating activities             (0)
                                                  _______

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash used by investing activities             -0-
                                                  _______

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of capital stock                         2,000

Net cash provided by financing activities         2,000
                                                  ______

Beginning cash and equivalents                    -0-
                                                  ______

Ending cash and equivalents                       2,000
                                                  ======

NON-CASH TRANSACTIONS


Interest expense                                   -0-
Income taxes                                       -0-


            See accompanying "Independent Auditor's Report"

                            Baylor Industries, Inc.
                         (A Development Stage Company)
                                  Footnotes


Note 1 - History and organization of the company

Baylor Industies, Inc. was organized March 29, 2000 (Date of Inception) under the laws of the State of Nevada. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company is authorized to issue 20,000,000 shares of $0.001 par value common stock and 5,000,000 of its $0.001 par value preferred stock.

Note 2 - Summary of significant accounting policies

Accounting policies and procedures have not been determined except as follows:

1. Baylor uses the accrual method of accounting.

2. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

3. We maintain a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. $30,000 has been deposited to a Money Market Account, and is considered a cash equivalent as of November 30, 2000.

4. Earnings per share (EPS) is computed using the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible preferred stock and warrants, basic and diluted EPS are the same. The Company had no dilutive common stock equivalents such as stock options as of November 30, 2000.

5. We have not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.


6. We will review our need for a provision for federal income tax after each operating quarter and each period for which a statement of operations is issued.

7. Baylor, Inc. has adopted December 31 as its fiscal year end.

                            Baylor Industries, Inc.
                         (A Development Stage Company)
                                  Footnotes

Note 3 - Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expenses (benefit) results from the net change during the year of deferred tax assets and liabilities.

There is no provision for income taxes for the year ended December 31, 2000, due to the net loss and no state income tax in Nevada.

Note 4 - Stockholders' Equity

The Company is authorized to issue 20,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

On March 29, 2000, the Company issued 2,000,000 shares of its $.001 par value common stock for cash of $2,000. There have been no other issuances of common or preferred stock.

Note 5 - Going concern

Our financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.


Note 6 - Related party transactions

We do not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. Baylor=s officer/director are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between Baylor and their other business interests. We have not formulated a policy for the resolution of such conflicts.


Note 7 - Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common stock.

                            Baylor Industries, Inc.
                         (A Development Stage Company)
                                  Footnotes

Note 7 - Year 2000 issue

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties will be fully resolved.

             PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Except as set forth in the following part of this document, there is no charter provision, bylaw, contract, arrangement or statute under which any officer or director of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

Nevada Law
----------

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows:

Every director, officer, or employee of the corporation shall be indemnified by the corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon her/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

The Securities and Exchange Commission's Policy on Indemnification.
-------------------------------------------------------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities offered hereby.


Registration Fee                                  $    20
Printing Expenses*                                    480
Legal Fees and Expenses*                            2,000
Accounting Fees and Expenses*                       1,500
Blue Sky Fees and Expenses*                         1,000
Transfer Agent Fees and Expenses*                     500
Misc.*                                                500
                                                  -------
Total                                             $ 6,000


*Estimated

Item 26.  RECENT SALES OF UNREGISTERED SECURITIES.

During the past year, the registrant has sold securities in the manner set forth below without registration under the Securities Act of 1933 (the "Act").

On or about March 29, 2000, our date of inception, Baylor Industries, Inc.
raised $2,000.00 through the sale of shares of our common stock.   The
following table sets forth information regarding that sale which represents all securities we have sold since our inception:

On March 29, 2000 we sold 2,000,000 shares of our common stock to our founder and president, Candace J. Sherman for an aggregate of $2,000. Such issuance was pursuant to Section 4(2) of the Act as a transaction not involving a public offering.

These shares are "restricted securities," as that term is defined in the rules and regulations promulgated under the Securities Act of 1933 and are subject to certain restrictions regarding resale. Certificates evidencing all of the above-referenced securities have been stamped with a restrictive legend and will be subject to stop transfer orders.

Item 27.  Exhibits.
          ---------


The following exhibits are filed as part of this Registration statement with the Securities and Exchange Commission, following Item 601 of Regulation S-B.



------------------------------------------------------------------------
     EXHIBITS
     SEC REFERENCE    TITLE OF DOCUMENT                   LOCATION
     NUMBER
------------------------------------------------------------------------
         3.1          Articles of Incorporation           This filing
------------------------------------------------------------------------
         3.2          Bylaws of the Registrant            This filing
------------------------------------------------------------------------
         5.1          Consent of Thomas C. Cook, Esq.     This filing
----------------------------------------------------------------------
        23            Consent of counsel is contained
                      in Exhibit 5.1                      This Filing
------------------------------------------------------------------------
        23.1          Independent Auditors Consent        This Filing
------------------------------------------------------------------------
        27.1          Financial Data Schedule             This filing
------------------------------------------------------------------------
        99.1          Subscription Agreement              This filing
------------------------------------------------------------------------


Item 28.  UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That for the purpose of determining any liability under the Securities Act of 1935, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Houston and State of Texas on December 19, 2000.


                                       BAYLOR INDUSTRIES, INC.
                                       -----------------------
                                       (Registrant)

                                       By: /s/ Candace J. Sherman
                                       -----------------------
                                               Candace J. Sherman
                                               President/
                                               principal executive officer/
                                               principal accounting officer
                                               and sole director

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